UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2003

VENTURE FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington	0-24024	91-1277503
(State or Other Jurisdiction of Incorporation or Organization	(Commission File Number)	(I.R.S. Employer Identification Number)

721 College St SE
Lacey, Washington 98503

(Address of Principal Executive Offices)(Zip Code)

(360) 459-1100

(Registrant’s Telephone Number, Including Area Code)

Former Name, if applicable

First Community Financial Group, Inc.

Item 5.             OTHER EVENTS

On June 24, 2003, a press release was issued announcing additional stock to be added to the stock repurchase plan authorized on February 19, 2003.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 7.             FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)                                  Financial statements. –  not applicable

(b)                                 Pro forma financial information. – not applicable

(c)                                  Exhibits.

99.1                           Press Release dated June 24, 2003 announcing the purchase of additional shares of stock from the stock repurchase plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTURE FINANCIAL GROUP, INC.

(Registrant)

Dated: June 24, 2003	By:	/s/ Ken F. Parsons
Ken F. Parsons, Sr.
President and Chief Executive Officer